CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Beacon Properties Corporation on Form S-3 (No. 333-02544) of our report dated September 27, 1996, on our audit of the statement of excess of revenues over specific operating expenses of the Rosslyn Acquisitions in Rosslyn, Virginia for the year ended December 31, 1995, which report is included in this Form 8-K, of our report dated March 15, 1996, on our audit of the statement of excess of revenues over specific operating expenses of the New England Executive Park in Burlington, Massachusetts for the year ended December 31, 1995, which report is included in this Form 8-K, and of our report dated October 29, 1996, on our audit of the statement of excess of revenues over specific operating expenses of 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, which report is included in this Form 8-K.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.







                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 31, 1996